Exhibit 99.1
For Immediate Release
INVESTOR CONTACT:
Elizabeth Boland:       617-673-8000
MEDIA CONTACT:
Ilene Serpa:                617-673-8000
BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
THIRD QUARTER 2006 FINANCIAL RESULTS
BOSTON, MA — (October 26, 2006) — Bright Horizons Family Solutions, Inc. (Nasdaq: BFAM) today announced financial results for the third quarter ended September 30, 2006.
Earnings per diluted share of $0.37 in the quarter ended September 30, 2006 increased 16% from $0.32 per diluted share for the quarter ended September 30, 2005. Revenue for the third quarter of 2006 increased 12% to $172.2 million from $154.4 million for the same quarter last year. Net income for the third quarter of 2006 increased 10% to $9.9 million from $9.0 million in the third quarter of 2005.
Earnings per diluted share of $1.12 for the nine months ended September 30, 2006 increased 18% from $0.95 per diluted share for the nine months ended September 30, 2005. Revenue for the first nine months of 2006 increased 12% to $516.6 million from $462.2 million for the same period last year. Net income for the first nine months of 2006 increased 15% to $30.8 million from $26.9 million in the first nine months of 2005.
In conjunction with the January 1, 2006 adoption of Statement of Financial Accounting Standard No. 123R, which resulted in the expensing of stock-based compensation costs, earnings per diluted share decreased by approximately $0.02 and $0.05 respectively for the third quarter and year-to-date 2006.
“We again delivered strong operating and financial results this quarter,” said David Lissy, Chief Executive Officer. “These results were achieved through solid execution on the fundamentals of our business — adding high-quality centers; carefully managing the relationship between tuition and cost increases; and most important, delivering high-quality programs and services for the children, families, and clients we serve.”
Bright Horizons added 21 new centers this quarter to its network of early education and family centers in the U.S., UK, Ireland and Canada. Some of the new additions this quarter included centers for the FDIC in Washington, D.C.; the law firms of Smith, Gambrell & Russell LLP and Kilpatrick Stockton LLP in Atlanta; the Capital Metropolitan Transportation Authority in Austin, Texas; and the Motion Picture and Television Fund in Los Angeles. During the quarter the company also closed on its previously announced acquisition of College Coach, the leading provider in the growing market for employer-

sponsored services that assist families in navigating the complex process of planning for and applying to colleges and universities. The Company closed seven centers in the third quarter and, as of September 30, 2006, operated 629 early education and family centers with the capacity to serve more than 68,000 children and families.
“The addition of new centers for government agencies and professional services firms this quarter further deepens our penetration in these important markets,” commented Lissy. “Government agencies have long been strong supporters of employer-sponsored child care, while professional service firms, including leading law firms across the country, are increasingly realizing the benefits of providing high-quality child care services for their employees and families. We are proud to be the partner of choice for these and many other of the world’s leading employers who recognize that employer-sponsored child care and work/life programs are key competitive advantages in attracting and retaining high-performing employees.”
Bright Horizons Family Solutions will host an investor conference call today at 4:30 pm ET. The public is invited to listen to the conference call by dialing 706-679-4144 and entering conference ID# 8563450. Replays of the entire call will be available through Friday, November 10, 2006 at 706-645-9291, PIN# 8563450. The conference call will also be webcast and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is available on the Web site.
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Bright Horizons Family Solutions is the world’s leading provider of employer-sponsored child care, early education and work/life consulting services, managing more than 600 early care and family centers in the United States, the United Kingdom, Ireland and Canada. Bright Horizons serves more than 600 clients, including more than 95 FORTUNE 500 companies and 70 of the “100 Best Companies” as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine’s “100 Best Companies to Work For.”
This press release contains forward-looking statements which involve a number of risks and uncertainties. Bright Horizons Family Solutions’ actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) enroll families in new as well as existing centers, and 3) open new centers and integrate acquisitions, as well as other factors that are discussed in detail in the Company’s filings with the Securities and Exchange Commission.

Bright Horizons Family Solutions
Selected Financial Information
(Unaudited)
(in thousands except per share data)

	Three months ended
	9/30/2006		9/30/2005
Revenue	$172,199	100.0%	$154,425	100.0%
Cost of services	138,888	80.7%	126,582	82.0%

Gross profit	33,311	19.3%	27,843	18.0%
Selling, general and administrative expenses	15,267	8.9%	12,668	8.2%
Amortization	857	0.4%	442	0.3%

Income from operations	17,187	10.0%	14,733	9.5%
Net interest (expense) income	(157)	-0.1%	556	0.4%

Income before income taxes	17,030	9.9%	15,289	9.9%
Income tax provision	(7,131)	-4.2%	(6,251)	-4.0%

Net income	$9,899	5.7%	$9,038	5.9%

Per share data:
Net income per share — basic	$0.38		$0.33

Weighted average number of common shares outstanding	26,008		27,279

Net income per share — diluted	$0.37		$0.32

Weighted average number of common and common equivalent shares	27,044		28,557

Supplemental Information:
Earnings before interest, taxes, depreciation and amortization (EBITDA)(a)	$22,022		$18,323
Reconciliation of net income to EBITDA:
Net income, as reported	$9,899		$9,038
Add back income tax provision	7,131		6,251
Less net interest expense (income)	157		(556)

Income from operations	17,187		14,733
Add back depreciation	3,978		3,148
Add back amortization	857		442

EBITDA	$22,022		$18,323
(a)	EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.

Bright Horizons Family Solutions
Selected Financial Information
(Unaudited)
(in thousands except per share data)

	Nine months ended
	9/30/2006		9/30/2005
Revenue	$516,570	100.0%	$462,200	100.0%
Cost of services	415,062	80.3%	378,716	81.9%

Gross profit	101,508	19.7%	83,484	18.1%
Selling, general and administrative expenses	46,287	9.0%	37,990	8.2%
Amortization	2,218	0.4%	1,202	0.3%

Income from operations	53,003	10.3%	44,292	9.6%
Net interest income	40	0.0%	1,153	0.2%

Income before income taxes	53,043	10.3%	45,445	9.8%
Income tax provision	(22,279)	-4.3%	(18,587)	-4.0%

Net income	$30,764	6.0%	$26,858	5.8%

Per share data:
Net income per share — basic	$1.16		$0.99

Weighted average number of common shares outstanding	26,440		27,078

Net income per share — diluted	$1.12		$0.95

Weighted average number of common and common equivalent shares	27,513		28,380

Supplemental Information:
Earnings before interest, taxes, depreciation and amortization (EBITDA)(a)	$66,498		$54,669

Reconciliation of net income to EBITDA:
Net income, as reported	$30,764		$26,858
Add back income tax provision	22,279		18,587
Less net interest income	(40)		(1,153)

Income from operations	53,003		44,292
Add back depreciation	11,277		9,175
Add back amortization	2,218		1,202

EBITDA	$66,498		$54,669
(a)	EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.